UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 14, 2018

Date of report (Date of earliest event reported)

Surmodics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 14, 2018, Andrew D. C. LaFrence, Vice President and Finance and Information Systems, and Chief Financial Officer of Surmodics, Inc. (the “Company”) resigned from his positions with the Company, effective May 25, 2018. Mr. LaFrence’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(c) On May 16, 2018, the Company’s Board of Directors (the “Board”) appointed Timothy J. Arens as the Company’s interim Vice President, Finance, and Chief Financial Officer, and principal financial officer, effective upon Mr. LaFrence’s resignation. During this interim period, Mr. Arens, 50, will continue to serve as the Company’s Vice President, Corporate Development and Strategy, a role in which he has served since February 2013. Previously, from August 2011 to February 2013, Mr. Arens has served as the Company’s Vice President of Finance and interim Chief Financial Officer. From October 2010 to August 2011, Mr. Arens served as the Company’s General Manager, In Vitro Diagnostics. Mr. Arens joined the Company in February 2007 as Director, Business Development, and served in finance roles of increasing responsibility, including as Senior Director of Financial Planning and Analysis. Mr. Arens holds a Bachelor of Science in Finance from the University of Wisconsin-Eau Claire, and a Masters of Business Administration from the Carlson School of Management at the University of Minnesota.

Also on May 16, 2018, the Board appointed John D. Manders, 37, as the Company’s Corporate Controller, and principal accounting officer, effective upon Mr. LaFrence’s resignation. Mr. Manders joined the Company in 2017 as Director and Corporate Controller. Prior to joining the Company, since 2004, Mr. Manders served with the accounting firm Deloitte & Touche LLP, most recently as an Audit Senior Manager. Mr. Manders received a Bachelor of Business Administration in Accounting and Finance from the University of Wisconsin-Eau Claire.

There were no arrangements or understandings between Mr. Arens or Mr. Manders and any other persons pursuant to which either of them was selected or nominated as an officer of the Company. Neither Mr. Arens nor Mr. Manders have a family relationship with any director or executive officer of the Company. There are no transactions or proposed transactions between the Company and either Mr. Arens or Mr. Manders that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 16, 2018, the Company issued a press release announcing Mr. Aren’s appointment and Mr. LaFrence’s resignation. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: May 16, 2018	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, Legal and Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 16, 2018.